UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2014 (December 17, 2014)

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On December 17, 2014, Axiall Corporation (the “Company”) entered into a second amendment and restatement of its asset-based revolving credit facility with certain of the Company’s subsidiaries, the financial institutions from time to time party thereto and General Electric Capital Corporation, as a lender, export-related loan lender and swingline lender, administrative agent, co-collateral agent and co-syndication agent (as amended and restated, the “Restated Revolving Credit Agreement”), in order to fund working capital and operating activities.  The Restated Revolving Credit Agreement, among other things:

•                  increases the commitments under the Restated Revolving Credit Agreement from  $500.0 million to $600.0 million, subject to applicable borrowing base limitations and certain other conditions;

•                  increases the advance rates (1) in respect of eligible accounts receivable from 85% to 90%, and (2) in respect of eligible inventory from 70% to 75%;

•      includes in the borrowing base (1) certain foreign accounts receivable, and (2) certain packaging and shipping supplies; and

•                  extends the maturity date of borrowings under the Restated Revolving Credit Agreement to December 17, 2019, which is subject to change if the maturity date of other specified indebtedness is earlier than 180 days after December 17, 2019.

U.S. borrowing obligations under the Restated Revolving Credit Agreement will be unconditionally guaranteed by each of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than certain excluded subsidiaries). Canadian borrowing obligations under the Restated Revolving Credit Agreement will be unconditionally guaranteed by each of the Company’s existing and subsequently acquired or organized direct and indirect subsidiaries (other than certain excluded subsidiaries). All obligations under the Restated Revolving Credit Agreement, and the guarantees of those obligations, will be secured by substantially all of the Company’s assets and the assets of the guarantors, including subject to certain exceptions: (1) a first-priority security interest in the Company and the Company’s U.S. subsidiaries’ receivables and inventory and related general intangibles, certain other related assets and proceeds thereof, as well as substantially all of the present and future personal property assets of the Company’s Canadian subsidiaries; and (2) a second-priority security interest in substantially all of the Company and its U.S. subsidiaries’ present and future assets located in the United States (other than the collateral in which the Restated Revolving Credit Agreement will have a first-priority lien as described above, and other excluded assets) including equipment, certain owned real property, and all present and future shares of capital stock or other equity interests of each of the Company and its U.S. subsidiaries’ owned domestic subsidiaries and 65% of the present and future shares of capital stock or other equity interests of each of the Company and its U.S. subsidiaries’ directly owned foreign restricted subsidiaries.

In addition, at the election of the Company,  U.S. borrowings under the Restated Revolving Credit Agreement will bear interest at a rate equal to either: (1) an index rate determined by reference to the highest of (i) the “prime rate” rate, as published by The Wall Street Journal, (ii) the federal funds effective rate plus 1/2 of 1% and (iii) three-month LIBOR plus 1%, or (2) three-month LIBOR, plus an applicable margin as described below. At the election of the Company, Canadian borrowings under the Restated Revolving Credit Agreement will bear interest at a rate equal to either (1) an index rate determined by reference to the higher of (i) the annual rate of interest quoted as “Canadian prime” or “chartered bank prime rate” and (ii) the rate per annum determined by reference to the average rate applicable to Canadian Dollars bankers’ acceptances with a term comparable to the applicable period plus 1.35% per annum, or (2) if available, three-month LIBOR, plus an applicable margin as described below. The applicable margin for borrowings under the Restated Revolving Credit Agreement will be 1.50% per annum for LIBOR margin loans and 0.50% per annum for base rate and index loans, provided that if the Company has not received a corporate family credit rating of at least Ba3 from Moody’s and BB- from Standard & Poor’s, the applicable margin will range from 0.5% to 2.00% depending on the utilization percentages set forth in the Restated Revolving Credit Agreement.

If the amount available under the Restated Revolving Credit Agreement is less than $75.0 million for a period of five consecutive business days or any event of default shall have occurred, the Company’s deposit accounts, at the lenders’ option, will be subject to the exclusive dominion and control of the administrative agent. The Restated Revolving Credit Agreement also provides for voluntary prepayment of loans without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, subject to certain conditions and exceptions.

The Restated Revolving Credit Agreement contains customary affirmative covenants (subject to exceptions), including, among other things, covenants related to: financial statements and other reports, existence, payment of taxes and claims, maintenance of properties, insurance, books and records, inspections, lenders’ meetings, compliance with laws, environmental, subsidiaries, additional material real estate assets, additional collateral, further assurances, maintenance of ratings (but no minimum rating requirement), cash management systems and insurance protection.

The Restated Revolving Credit Agreement also contains customary negative covenants (subject to exceptions) that will restrict the Company and its subsidiaries in their activities, including, among other things, covenants related to: indebtedness, liens, transactions with affiliates, restricted junior payments, restrictions on subsidiary distributions, investments, disposition of assets, acquisitions, and sale and lease-backs. In addition, the Company will be subject to a fixed charge coverage ratio (as defined in the Restated Revolving Credit Agreement) of 1.10 to 1.00 if excess availability is less than $75.0 million for three consecutive business days.

The Restated Revolving Credit Agreement provides for customary events of default, including failure to make payments when due, default under certain other agreements, breach of certain covenants, material breach of representations, other defaults under the Restated Revolving Credit Agreement documentation, involuntary bankruptcy, voluntary bankruptcy, judgments and attachments, dissolution, employee benefit plans, change of control, guaranties, security documents, and failure of subordinated indebtedness to be subordinated, subject to customary qualifications and limitations for materiality.

The foregoing description of the Restated Revolving Credit Agreement is qualified in its entirety by the Restated Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Some of the potential lenders under the Restated Revolving Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of December 17, 2014, by and among the Company, Eagle Spinco Inc. and Royal Group, Inc. as borrowers, the other credit parties thereto, General Electric Capital Corporation as a lender, export-related loan lender and swingline lender, administrative agent, co-collateral agent and co-syndication agent, Wells Fargo Capital Finance, LLC as a lender, co-collateral agent and co-syndication agent, Barclays Bank PLC as a lender and documentation agent, and the other lenders a party thereto, and GE Capital Markets, Inc. and Wells Fargo Capital Finance, LLC as co-lead arrangers and joint bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Gregory C. Thompson
	Name:	Gregory C. Thompson
	Title:	Chief Financial Officer

Date: December 22, 2014

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of December 17, 2014, by and among the Company, Eagle Spinco Inc. and Royal Group, Inc. as borrowers, the other credit parties thereto, General Electric Capital Corporation as a lender, export-related loan lender and swingline lender, administrative agent, co-collateral agent and co-syndication agent, Wells Fargo Capital Finance, LLC as a lender, co-collateral agent and co-syndication agent, Barclays Bank PLC as a lender and documentation agent,  and the other lenders a party thereto, and GE Capital Markets, Inc. and Wells Fargo Capital Finance, LLC as co-lead arrangers and joint bookrunners